WRITTEN CONSENT OF THE DIRECTORS

OF

UPLIFT NUTRITION, INC. a Nevada corporation

Made effective on September 3, 2013, the effective date

of a certain Stock Purchase Agreement

A meeting of the directors of Uplift Nutrition, Inc., a publicly held Nevada corporation (“Uplift” or “Company”), whose corporate office has been 252 West Cottage Avenue, Sandy, Utah 84070, is hereby held by written consent pursuant to applicable provisions of the Nevada Revised Statutes (NRS) allowing for board action by unanimous written consent.

As contemplated in a certain Stock Purchase Agreement dated September 3, 2013, by and among Uplift Holdings, LLC, and certain officers and directors of the Company as Sellers and certain Purchasers identified in such agreement, Edward H. Hall, Sr., hereby tenders his resignation as a director and the Chairman of the Board of Uplift.  Attached to and made a part hereof is Mr. Hall’s signed resignation letter.  The remaining directors, namely, Gary C. Lewis, Jessica Rampton and Bruce Miller, hereby accept Mr. Hall’s resignation from the Board and in his place and stead hereby appoint Geoff Williams as a director of the Company to serve until he is duly elected or until his resignation is tendered and duly accepted.

Pursuant to the Stock Purchase Agreement, Bruce Miller also hereby tenders his resignation as a director and the Vice President of Uplift.  Attached to and made a part here of is Mr. Miller’s signed resignation letter.  The remaining directors, namely, Gary C. Lewis, Jessica Rampton and Geoff Williams, hereby accept Mr. Miller’s resignation from the Board and in his place and stead hereby appoint Rachel Winn as a director of the Company to serve until she is duly elected or until her resignation is tendered and duly accepted.  Ms. Winn is employed as a secretary at Williams Investment Company.

Based on the foregoing, it is hereby RESOLVED that the following individuals now comprise and constitute Uplift’s current Board of Directors as of the date hereof:

Gary C. Lewis

Jessica Stone Rampton

Geoff Williams

Rachel Winn

The new corporate offices for the Company are:  2681 East Parleys Way, Suite 204, SLC, UT 84109.  It is hereby further RESOLVED that Gary C. Lewis and Jessica Rampton will continue in their current roles as President, CEO, CFO, on the one hand, and Secretary/Treasurer, on the other, respectively.

IN WITNESS WHEREOF, the undersigned directors of UpLift Nutrition, Inc., a Nevada corporation, hereby unanimously certify that the foregoing corporate action was duly adopted and made effective on the 3rd day of September, 2013, or the effective date of a certain Stock Purchase Agreement of similar or same date, whichever is controlling.

DATED this 4 day of September, 2013.

/s/Edward H. Hall, Sr.

Edward H. Hall, Sr., former Director

DATED this 3 day of September, 2013.

/s/Bruce Miller

Bruce Miller, former Director

DATED this 4th day of September, 2013.

/s/Gary C. Lewis

Gary C. Lewis, Director

DATED this 3 day of September, 2013.

/s/Jessica Rampton

Jessica Rampton, Director

The undersigned hereby accepts the position of a director of UpLift Nutrition, Inc., a Nevada corporation, effective September 3, 2013.

DATED this 4th day of September, 2013.

/s/Geoff Williams

Geoff Williams, Director

The undersigned hereby accepts the position of a director of UpLift Nutrition, Inc., a Nevada corporation, effective September 3, 2013.

DATED this 4th day of September, 2013.

/s/Rachel Winn

Rachel Winn, Director

I hereby immediately tender my resignation as a director of Uplift Holdings, Inc., a Nevada corporation.

/s/Edward H. Hall, Sr.

Edward H. Hall, Sr.

Uplift Nutrition Inc.

252 West Cottage Ave.

Sandy UT 84070

I Bruce Miller here by resign my position as Director and Vice President of Uplift Holdings, Inc.  Effective Immediately.  I do this of my own free will.

Signed /s/Bruce Miller

Date 9-4-13

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